UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 15, 2018
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events.

On Wednesday afternoon, October 10, 2018, Hurricane Michael made landfall near Panama City, Florida, as a strong Category 4 hurricane and then impacted Alabama and Georgia, as a major Hurricane.  FedNat Holding Company (the “Company”) has two insurance subsidiaries: FedNat Insurance Company (“FedNat”) and Monarch National Insurance Company (“Monarch National”). FedNat writes approximately 10% of the total insured values in Bay County and Gulf County Florida, where Hurricane Michael made landfall. FedNat also writes a small book of homeowners insurance in Alabama, but this was not materially impacted by the event and FedNat does not have any homeowners exposure in Georgia. Monarch National does not write homeowners insurance outside Florida. The Company has deployed the appropriate resources to the affected areas to best serve our policyholders in their time of need.

The company purchased a combined reinsurance program for both FedNat and Monarch National that took effect on July 1, 2018. The reinsurance program covers both Florida and Non-Florida exposures and affords both carriers approximately $1.8 billion of aggregate coverage with a maximum single event coverage totaling approximately $1.3 billion. FedNat’s single event pre-tax retention for a catastrophic event in Florida is $20 million and Monarch National’s single event pre-tax retention for a catastrophic event is $3 million. See the Company’s Form 8-K dated May 29, 2018 for further information.

The Company currently estimates that its aggregate gross losses as a result of Hurricane Michael, which will be paid out in the coming months, will be approximately $275 million according to preliminary post landfall catastrophe model estimates. FedNat believes that its losses, including both Florida and Non-Florida exposures, net of reinsurance, should not exceed its first event pre-tax retention of $20 million.  Monarch National believes that its losses, net of reinsurance, should not exceed its first event pre-tax retention of $3 million.

Given the limited non-Florida expected aggregate gross losses as a result of Hurricane Michael, the Company does not expect any recoveries from its non-Florida property catastrophe excess of loss coverage, which has a first event retention of $15 million, but any non-Florida aggregate gross losses will be included in the core reinsurance program described above. Furthermore, the impact on FedNat of any non-Florida net losses from Hurricane Michael will be reduced as a result of the profit sharing agreement that FedNat has with the nonaffiliated managing general underwriter that writes our non-Florida property business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: October 15, 2018	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)